Exhibit 2.2

TENDER AND VOTING AGREEMENT

THIS TENDER AND VOTING AGREEMENT (this “Agreement”) is made and entered into as of September 4, 2007 by and between Cognos Incorporated, a Canadian corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of Applix, Inc., a Massachusetts corporation (the “Company”).

RECITALS

A.                                   Parent, Dimension Acquisition Corp., a Massachusetts corporation and indirect wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, (i) an offer by Merger Sub (the “Offer”) to pay seventeen dollars and eighty-seven cents ($17.87) in cash (the “Offer Price”) for each of the issued and outstanding shares of common stock, par value $0.0025 per share, of the Company (“Company Common Stock”), and (ii) following consummation of the Offer, the merger of Merger Sub with and into the Company (the “Merger”) pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.

B.                                     The Stockholder is, as of the date hereof, the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of the Company and options to purchase such number of shares of capital stock of the Company as is indicated on the signature page of this Agreement.

C.                                     In consideration of the execution of the Merger Agreement by Parent, the Stockholder (in the Stockholder’s capacity as such) is hereby agreeing to tender and vote the Shares (as defined herein) as described herein.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.                                       Certain Definitions.  All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)                                  “Common Shares” shall mean (i) all shares of Company Common Stock owned by the Stockholder as of the date hereof and (ii) all additional shares of Company Common Stock of which the Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date (including by way of exercise of options to acquire shares of Company Common Stock, stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(b)                                 “Expiration Date” shall mean the first to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (iii) such date and time as any amendment or change to the Merger Agreement is effected without the Stockholder’s consent that (A) decreases the Offer Price, (B) changes the form of consideration to be paid in the Offer, or (C) materially and adversely affects the Stockholder.

(c)                                  “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

(d)                                 “Shares” shall mean (i) all securities of the Company (including all shares of Company Common Stock and, to the extent transferable by their terms, all options to acquire shares of Company Common Stock) owned by the Stockholder as of the date hereof, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and, to the extent transferable by their terms, all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(e)                                  “Transfer.”  A Person shall be deemed to have effected a “Transfer” of a Share if such Person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Share or any interest therein.

2.                                       Transfer of Shares.

(a)                                  Transfer Restrictions.  The Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, except (i) pursuant to Section 4 hereof or (ii) to a member of such Stockholder’s immediate family or a trust or custodianship for the exclusive benefit of such Stockholder’s immediate family, provided that the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as the Stockholder and delivers a duly signed proxy in the form attached hereto as
Exhibit A.

(b)                                 Transfer of Voting Rights.  The Stockholder shall not deposit (or permit the deposit of) any Common Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Common Shares.

3.                                       Agreement to Vote Common Shares.

(a)                                  At every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder (in the Stockholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Common Shares (to the extent that any of the Common Shares are not purchased by Merger Sub in the Offer):

(i)                                     in favor of the approval of the Merger Agreement; and

(ii)                                  against approval of any Acquisition Proposal.

(b)                                 In the event that a meeting of the stockholders of the Company is held, the Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Common Shares to be counted as present thereat for purposes of establishing a quorum.

(c)                                  Except with respect to the matters set forth in clauses (i) and (ii) of Section 3(a) hereof, the Stockholder shall retain the sole power to vote with respect to any matter presented to the Stockholders of the Company, and the attorneys and proxies named in the proxy to be delivered by the Stockholder to Parent pursuant to Section 7 hereof shall not exercise any rights granted by such proxy other than those described in clauses (i) and (ii) of Section 3(a) hereof.

(d)                                 The Stockholder shall not enter into any agreement or understanding with any Person to vote, or give instructions with regard to the voting of, any Common Shares in any manner inconsistent with the terms of this Section 3.

4.                                       Agreement to Tender.  The Stockholder shall tender (and shall not withdraw), pursuant to and in accordance with the terms of the Offer, the Common Shares.  No later than two (2) business days (for this purpose calculated in accordance with Section 14d-1(g)(3) under the Exchange Act) prior to the initial expiration date of the Offer, the Stockholder shall (i) deliver to the depositary designated in the Offer (the “Depositary”), (A) a letter of transmittal with respect to the Common Shares complying with the terms of the Offer, (B) certificates representing the Common Shares (or an “agent’s message”) or such other evidence, if any, of transfer as the Depositary may reasonably request, in the case of a book-entry transfer or any uncertificated Common Shares, and (C) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (ii) instruct its broker or such other person who is the holder of record of any Common Shares beneficially owned by the Stockholder to tender such Common Shares for exchange in the Offer pursuant to the terms and conditions of the Offer.  The Stockholder shall not tender the Common Shares into any exchange or tender offer commenced by a third party other than Parent, Merger Sub or any other subsidiary of Parent.

5.                                       Agreement Not to Exercise Appraisal Rights.  The Stockholder shall not exercise any rights (including, without limitation, under the Massachusetts Business Corporation Act) to demand appraisal of any Common Shares that may arise, if at all, with respect to the Merger.

6.                                       Directors and Officers.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require the Stockholder to attempt to) limit or restrict the Stockholder, or any designee of the Stockholder, who is a director or officer of the Company from acting in such capacity or voting such person’s Common Shares as required in the performance of his or her fiduciary duties under Applicable Law on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company).

7.                                       Irrevocable Proxy.  Concurrently with the execution of this Agreement, the Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Common Shares.

8.                                       No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Common Shares, except as otherwise expressly provided herein.

9.                                       Representations and Warranties of the Stockholder.

(a)                                  Power; Binding Agreement.  The Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by it of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar applicable law affecting or relating to creditors’ rights generally and by general principles of equity.

(b)                                 No Conflicts.  No filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority (“Governmental Entity”) is necessary for the execution by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby.  None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) if the Stockholder is an entity, conflict with or result in any breach of any organizational documents of the Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that have not had and are not reasonably likely to result in, individually or in the aggregate, a material impairment on the ability of the Stockholder to perform its obligations hereunder.

(c)                                  Ownership of Shares.  As of the date of this Agreement, the Stockholder (i) is the beneficial owner of the Common Shares indicated on the signature page of this Agreement, all of which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies or voting trusts or similar agreements or understandings (“Encumbrances”) (except any Encumbrances arising under securities laws or arising hereunder), (ii) is the owner of options that are exercisable for the number of shares of Company Common Stock indicated on the signature page of this Agreement, all of which options and shares of Company Common Stock issuable upon the exercise of such options are free and clear of any Encumbrances (except any Encumbrances arising under securities laws or arising hereunder), and (iii) does not own, beneficially or otherwise, any securities of the Company other than the shares of Company Common Stock, options to purchase shares of Company Common Stock, and shares of Company Common Stock issuable upon the exercise of such options, each as indicated on the signature page of this Agreement.

(d)                                 Voting Power.  Except as may be set forth on the signature page to this Agreement, the Stockholder has or will have sole voting power (with respect to the Common Shares), sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

(e)                                  No Finder’s Fees.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.

(f)                                    Reliance by Parent.  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

10.                                 Certain Restrictions.  The Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect.

11.                                 No Solicitation.  The Stockholder (in the Stockholder’s capacity as such) shall not, and shall not authorize or permit any of its controlled affiliates, or any investment banker, attorney or other advisor or representative retained by the Stockholder (collectively, “Representatives”) to, directly or indirectly, (i) solicit, initiate, knowingly facilitate, engage in any discussions, investigations or negotiations with respect to, or knowingly encourage the submission of, any Acquisition Proposal, (ii) disclose any non-public information relating to the Company or any of its Subsidiaries, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any third party that has informed the Company that it is seeking to make, or has made, an Acquisition Proposal or take any other action intended to assist or facilitate any inquiries or the making of any proposal that constitutes or could lead to an Acquisition Proposal, or (iii) consent to or vote in favor of any action to approve any transaction under or any third party becoming an “interested stockholder” under Chapter 110F of the Massachusetts Laws, or (iv) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal.  The Stockholder shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal.  Without limiting the generality of the foregoing, the Stockholder acknowledges and hereby agrees that any violation of the restrictions set forth in this Section 11 by the Stockholder or any of its Representatives shall be deemed to be a breach of this Section 11 by the Stockholder.  The Stockholder shall not enter into any letter of intent or similar document or any agreement contemplating or otherwise relating to an Acquisition Proposal unless and until this Agreement is terminated pursuant to its terms.

12.                                 Disclosure.  The Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission or any Canadian provincial securities regulatory authority, and any press release or other disclosure document that Parent reasonably determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Stockholder’s identity and ownership of Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.

13.                                 Consents and Waivers.  The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to with the Stockholder is a party or pursuant to any rights the Stockholder may have.

14.                                 Further Assurances.  Subject to the terms and conditions of this Agreement, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement.

15.                                 Legending of Common Shares.  If so requested by Parent, the Stockholder agrees that the Common Shares shall bear a legend stating that they are subject to this Agreement and the Proxy.

16.                                 Termination.  This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date.  Notwithstanding the foregoing, nothing set forth in this Section 16 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement prior to such termination.

17.                                 No Obligation to Exercise Options.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any option or other right to acquire shares of Company Common Stock.

18.                                 Miscellaneous.

(a)                                  Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.  The Stockholder may assign this Agreement in connection with a Transfer of Shares as permitted hereunder (provided that the transferee agrees in writing to be bound by the terms of this Agreement in accordance with Section 2(a)).

(b)                                 Amendments; Waiver.  This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(c)                                  Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

(d)                                 Notices.  All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Parent or Merger Sub:

Cognos Incorporated

3755 Riverside Drive

P.O. Box 9707, Station T

Ottawa, ON, Canada

K1G 4K9

Attn: Senior Vice President, Chief Legal Officer & Secretary

Telecopy No.: (613) 738-7442

with a copy (which shall not constitute notice) to:

Bingham McCutchen LLP

150 Federal Street

Boston, MA 02110

Attention: Kevin M. Barry

Telecopy No.: (617) 951-8736

If to the Stockholder:

__________________

__________________

__________________

Telecopy No.:

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr, LLP

60 State Street

Boston, MA 02109

Attention: Hal J. Leibowitz and Patrick J. Rondeau

Telecopy No.: (617) 526-5000

(e)                                  No Waiver.  The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(f)                                    No Third Party Beneficiaries.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(g)                                 Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without reference to rules of conflicts of law.

(h)                                 Submission to Jurisdiction.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Massachusetts state or federal court sitting in Suffolk County.  The parties hereto hereby (i) submit to the exclusive jurisdiction of any state or federal court sitting in Suffolk County for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

(i)                                     Rules of Construction. The parties hereto agree that they have had the opportunity to be represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(j)                                     Entire Agreement.  This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(k)                                  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties hereto as closely as possible in a mutually acceptable manner.

(l)                                     Interpretation.

(i)                                     Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

(ii)                                  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(m)                               Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

(n)                                 Counterparts.  This Agreement may be executed in several counterparts, including by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

Cognos Incorporated
STOCKHOLDER:

By:	Name:
Name:
Title:	Title:

Share beneficially owned:

shares of Company Common Stock

shares of Company Common Stock issuable upon exercise of outstanding options, warrants or other rights

**** TENDER AND VOTING AGREEMENT SIGNATURE PAGE****

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Applix, Inc., a Massachusetts corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Cognos Incorporated, a Canadian corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned (collectively, the “Shares”) on the matters described in clauses (i) and (ii) of paragraph four of this Irrevocable Proxy in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below).  Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Tender and Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the “Tender and Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Dimension Acquisition Corp., a Massachusetts corporation and indirect wholly-owned subsidiary of Parent (“Merger Sub”), and the Company.  The Merger Agreement provides for, among other things, (i) the commencement of a tender offer by Merger Sub (the “Offer”) to pay seventeen dollars and eighty-seven cents ($17.87) in cash (the “Offer Price”) for each of the issued and outstanding shares of common stock, par value $0.0025 per share, of the Company (“Company Common Stock”) net to the holder thereof without interest, and (ii) following the consummation of the Offer, the merger of Merger Sub with and into the Company, pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.

As used herein, the term “Expiration Date” shall mean the first to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (iii) such date and time as any amendment or change to the Merger Agreement is effected without the Stockholder’s consent that (A) decreases the Offer Price, (B) changes the form of consideration to be paid in the Offer, or (C) materially and adversely affects the Stockholder.

A-1

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the approval of the Merger Agreement and (ii) against approval of any Acquisition Proposal.  Except with respect to the foregoing matters set forth in clauses (i) and (ii) of this paragraph, the Stockholder shall retain the sole power to vote with respect to any matter presented to the Stockholders of the Company, and the attorneys and proxies named above shall not exercise this Irrevocable Proxy on any matter other than those described in such clauses (i) and (ii).

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

A-2

Dated: September 4, 2007	STOCKHOLDER:

By:

Name:

Title:

***** IRREVOCABLE PROXY SIGNATURE PAGE ****